                                                                    EXHIBIT 3.79
                                                                    ------------

                           ARTICLES OF INCORPORATION
                                       OF
                   ADVANCED ANALYTICAL SOLUTIONS INCORPORATED

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned incorporator being a natural person of the age of eighteen years or more and desiring to form a body corporate under the laws of the State of Colorado does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Colorado, these Articles of Incorporation:

                                   ARTICLE I
                                   ---------
                                      NAME
                                      ----

     The name of the corporation shall be: Advanced Analytical Solutions Incorporated.

                                   ARTICLE II
                                   ----------
                               PERIOD OF DURATION
                               ------------------

     The corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Colorado unless dissolved according to law.

                                  ARTICLE III
                                  -----------
                              PURPOSES AND POWERS
                              -------------------

     1.  Purposes.  Except as restricted by these Articles of Incorporation, the
         --------
corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code.

     2.  General Powers.  Except as restricted by these Articles of
         --------------
Incorporation, the corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to the Colorado Corporation Code.

                                   ARTICLE IV
                                   ----------
                                 CAPITAL STOCK
                                 -------------

     1.  Capital Stock.  The aggregate number of shares which this corporation
         -------------
shall have authority to issue is two hundred thousand (200,000) shares of a par value of ($.25 per share) which shares shall be designated "Common Stock" and one hundred thousand (100,000) shares of a par value of ($1.00 per share) which shares shall be designated "Preferred Stock". Both the Common Stock and Preferred Stock may be subdivided and issued in series pursuant to resolutions of the board of directors containing such designations, limitations, rights and preferences which the board of directors, in its sole discretion, may determine to be appropriate.

     2.  Dividends.  Dividends in cash, property or shares of the corporation
         ---------
may be paid upon the Common Stock and the Preferred Stock as and when declared by the board of directors in conformance with the resolutions of the board of directors authorizing the issuance of the stock, to the extent and in the manner permitted by law; provided however, no Common Stock dividend shall be paid for any year unless the holders of Preferred Stock, if any, shall have received any Preferred Stock preferential dividends, if any, to which they are entitled.

     3.  Distribution in Liquidation.  Upon any liquidation, dissolution or
         ---------------------------
winding up of the corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the corporation shall be distributed, either in cash or in kind, in the order provided herein. Such distributions shall be made first, to the holders of the Preferred Stock until any amounts required to be distributed as a liquidation preference to the holders of the Preferred Stock have been distributed. If the remainder of the assets is insufficient to fully satisfy the liquidation preference(s) of the Preferred Stock, then those assets shall be distributed pro rata to each series of Preferred Stock beginning with the series having the most superior liquidation preference and continuing according to the liquidation preference priority of each series until the remaining assets have been fully distributed. Second, the assets remaining after satisfaction of the liquidation preference(s) of the Preferred Stock shall be distributed pro rata to the holders of the Common Stock, unless otherwise provided in the resolutions of the board of directors authorizing the issuance of the Common Stock in series, in which case the priority for distribution in liquidation established in those resolutions shall be followed.

     4.  Voting Rights; Cumulative Voting.  Each outstanding share of Common
         --------------------------------
Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Two-thirds of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Cumulative voting shall not be allowed in the election of directors of the corporation. Except as otherwise provided by these Articles of Incorporation or the Colorado Corporation Code, if a quorum is present, the affirmative vote of two-thirds of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

     5.  Denial of Preemptive Rights.  No holder of any shares of the
         ---------------------------
corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the corporation, including shares or securities held in the treasury of the corporation.

     6.  Transfer Restrictions.  The corporation shall have the right to impose
         ---------------------
restrictions upon the transfer of any of its authorized shares or any interest therein. The board of directors is hereby authorized on behalf of the corporation to exercise the corporation's right to so impose such restrictions.

                                   ARTICLE V
                                   ---------
                     TRANSACTIONS WITH INTERESTED DIRECTORS
                     --------------------------------------

     No contract or other transaction between the corporation and one or more of its directors or any other corporation, partnership, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at or participate in the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

          (a) The material facts of such relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or committee which in good faith authorizes, approves, or ratifies the contract or transaction by an affirmative vote of a majority of the disinterested directors even though the disinterested directors are less than a quorum, or consent sufficient for the purpose; or

          (b) The material facts of such relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote and the shareholders specifically authorize, approve, or ratify in good faith such contract or transaction by an affirmative vote or by written consent; or

          (c) The contract or transaction was fair and reasonable to the corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                   ARTICLE VI
                                   ----------
                             CORPORATE OPPORTUNITY
                             ---------------------

     The officers, directors and other members of management of this corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by this corporation's board of directors as evidenced by resolutions appearing in the corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The board of directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its board of directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by the corporation. This provision shall not be construed to release any employee of this corporation (other than an officer, director or member of management) from any duties which he may have to this corporation.

                                  ARTICLE VII
                                  -----------
                  INDEMNIFICATION AND LIMITATION OF LIABILITY
                  -------------------------------------------

     1.  Definitions.  The following definitions shall apply to the terms as
         -----------
used in this Article:

          A. "Corporation" includes this corporation, and, in addition, for purposes of this Article, references to "the corporation" shall also include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          B. "Director" means an individual who is or was a director of the corporation and an individual who, while a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise, or employee benefit plan. A director shall be considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on or otherwise involve services by him or her to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context otherwise requires, the estate or personal representative of a director.

          C.  "Expenses" includes attorney fees.

          D. "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expense incurred with respect to a proceeding.

          E. "Official capacity", when used with respect to a director, means the office of director in the corporation, and, when used with respect to a person other than a director, means the office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or for any partnership, joint venture, trust, other enterprise, or employee benefit plan.

          F. "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

          G. "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     2.  Permissive Indemnification for Liability.
         ----------------------------------------

          A. Except as provided in paragraph D of this Section 2, the corporation may indemnify against liability incurred in any proceeding an individual made a party to the proceeding because he or she is or was a director if:

          i.  He or she conducted himself or herself in good faith;

          ii.  He or she reasonably believed:

               a. In the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the corporation's best interests; or

               b. In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

          iii. In the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

          B. A director's conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of this Section 2. A director's conduct with respect to an employee benefit plan for a purpose that he or she did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of this Section 2.

          C. The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not of itself determinative that the individual did not meet the standard of conduct set forth in paragraph A of this Section 2.

          D. The corporation may not indemnify a director under this Section 2 either:

          i. In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

          ii. In connection with any proceeding charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her.

          E. Indemnification permitted under this Section 2 in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

      3.  Mandatory Indemnification.
          -------------------------

          A. Except as limited by these Articles of Incorporation, the corporation shall be required to indemnify a director of the corporation who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he or she was a party against reasonable expenses incurred by him or her in connection with the proceeding.

          B. Except as otherwise limited by these Articles of Incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

          i. If it determines the director is entitled to mandatory indemnification under paragraph A of this Section 3, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

          ii. If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the standard of conduct set forth in paragraph A of Section 2 of this Article or was adjudged liable in the circumstances described in paragraph D of Section 2 of this Article, the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in paragraph D of Section 2 of this Article is limited to reasonable expenses incurred.

      4.  Limitation on Indemnification.
          -----------------------------

          A. The corporation may not indemnify a director under Section 2 of this Article unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he or she has met the standard of conduct set forth in paragraph A of Section 2 of this Article.

          B.  The determination required to be made by paragraph A of this
Section 4 shall be made:

          i. By the board of directors by a majority vote of a quorum, which quorum shall consist of directors not parties to the proceeding; or

          ii. If a quorum cannot be obtained, by a majority vote of a committee of the board designated by the board, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

          C. If the quorum cannot be obtained or the committee cannot be established under paragraph B of this Section 4, or even if a quorum is obtained or a committee designated if such quorum or committee so directs, the determination required to be made by paragraph A of this Section 4 shall be made:

          i. By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in subparagraph (i) or (ii) of paragraph B of this Section 4 or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board; or

          ii.  By the shareholders.

          D. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible; except that, if the determination that indemnification is permissible is made by independent legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by the body that selected said counsel.

      5.  Advance Payment of Expenses.
          ---------------------------

          A. The corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if:

          i. The director furnishes the corporation with a written affirmation of his or her good-faith belief that he or she has met the standard of conduct described in subparagraph (i) of paragraph A of Section 2 of this Article;

          ii. The director furnishes the corporation with a written undertaking, executed personally or on his or her behalf, to repay the advance if it is determined that he or she did not meet such standard of conduct; and

          iii. A determination is made that the facts then known to those making the determination would not preclude indemnification under this
          Section 5.

          B. The undertaking required by subparagraph (ii) of paragraph A of this Section 5 shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

         C. Determinations and authorizations of payments under this Section 5 shall be made in the manner specified in Section 4 of this Article.

     6.  Reimbursement of Witness Expenses.  The corporation shall pay or
         ---------------------------------
reimburse expenses incurred by a director in connection with his or her appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

     7.  Insurance for Indemnification.  The corporation may purchase and
         -----------------------------
maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article. Any such insurance may be procured from any insurance company designated by the board of directors of the corporation, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has equity or any other interest, through stock ownership or otherwise.

     8.  Notice of Indemnification.  Any indemnification of or advance of
         -------------------------
expenses to a director in accordance with this Article, if arising out of a proceeding by or on behalf of the corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting.

     9.  Indemnification of Officers, Employees and Agents of the Corporation.
         --------------------------------------------------------------------
The board of directors shall indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director of the corporation to the same or greater extent as to a director as provided for in these Articles of Incorporation, the Bylaws, by resolution of the shareholders or directors, or by contract, in a manner consistent with the Colorado Corporation Code.

     10.  Indemnification of Heirs, Executors and Administrators.  The
          ------------------------------------------------------
indemnification provided by this Article, shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     11.  Limitation of Liability.  No director shall be personally liable for
          -----------------------
any injury to person or property arising out of a tort committed by an employee unless such director was personally involved in the situation giving rise to the litigation or unless such director committed a criminal offense. No director shall be personally liable to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, excluding (i) any breach of the director's duty of loyalty to the corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts in violation of Section 114, Article V of the Colorado Corporate Code; or (iv) any transaction from which the director derived an improper personal benefit.

                                  ARTICLE VIII
                                  ------------
                                   AMENDMENTS
                                   ----------

     The corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the Colorado Corporation Code.

                                   ARTICLE IX
                                   ----------
                        ADOPTION AND AMENDMENT OF BYLAWS
                        --------------------------------

     The initial Bylaws of the corporation shall be adopted by its board of directors. The power to alter or amend or repeal the Bylaws or adopt new Bylaws shall be vested in the board of directors; provided, however, that the shareholders, upon approval of two-thirds in interest of the outstanding shares of the corporation entitled to vote at a meeting duly called for that purpose may alter, amend or repeal and create new Bylaws even though the Bylaws may also be amended or repealed by the board of directors.

     The Bylaws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or these Articles of Incorporation.

                                   ARTICLE X
                                   ---------
                     REGISTERED OFFICE AND REGISTERED AGENT
                     --------------------------------------

     The address of the initial registered office of the corporation is 707 Seventeenth Street, Suite 2400, Denver, Colorado, and the name of the initial registered agent at such address is Henry F. Schlueter. Either the registered office or the registered agent may be changed in the manner provided by law.

                                   ARTICLE XI
                                   ----------
                           INITIAL BOARD OF DIRECTORS
                           --------------------------

     The number of directors of the corporation shall be fixed by the Bylaws of the corporation. So long as the number of directors shall be less than three, no shares of this corporation may be issued and held of record by more shareholders than there are directors. The name and address of the persons who shall serve as the initial directors until the first annual meeting of shareholders and until their successors have been elected and shall qualify are as follows:

NAME                              ADDRESS

Steven J. Bieniewicz              C/O Kutak Rock & Campbell
                                  707 Seventeenth Street, Suite 2400
                                  Denver, Colorado 80202

Martin J. Cuerdon                 C/O Kutak Rock & Campbell

                                  707 Seventeenth Street, Suite 2400
                                  Denver, Colorado 80202

Eugene R. Scott                   C/O Kutak Rock & Campbell
                                  707 Seventeenth Street, Suite 2400
                                  Denver, Colorado 80202


                                  ARTICLE XII
                                  -----------
                                  INCORPORATOR
                                  ------------

     The name and address of the incorporator is as follows:

NAME                              ADDRESS

Henry F. Schlueter                Kutak Rock & Campbell
                                  707 Seventeenth Street, Suite 2400
                                  Denver, Colorado 80202

     IN WITNESS WHEREOF, the above-named incorporator has signed these Articles of Incorporation on November 25, 1991.

                               -----------------------------------------------
                                               Henry F. Schlueter


STATE OF COLORADO   )
   CITY AND         )      ss.
COUNTY OF DENVER    )

     I, the undersigned, a Notary Public, hereby certify that on November 25, 1991, the above-named incorporator personally appeared before me, and being by me first duly sworn declared that he is the person who signed the foregoing document as incorporator and that the statements therein contained are true.

     WITNESS my hand and official seal.

                                            ----------------------------------
                                            Notary Public
                                            Address:  707 17th St.  #2400
                                                      -------------------
                                            City and State:  Denver, CA  80202
                                                             -----------------

My Commission expires:  9/21/92
                        -------

(NOTARIAL SEAL)